UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 7, 2021

(Date of earliest event reported)

THE DIAMOND CARTEL, INC.

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(Exact name of registrant as specified in

charter)

Delaware

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(State or other Jurisdiction of Incorporation

or Organization)

6161 Fleetwood Ct
000-54582	San Jose, CA 95210	46-5221947
(Commission File	(Address of Principal Executive	(IRS Employer
Number)	Offices and Zip Code)	Identification Number)

(916) 276 2547

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(Registrant's telephone number, including

area code)

N/A

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(Former Name or Former Address, if Changed Since Last

Report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

[ ] Exchange Act.

Item 5.01.  Changes in Control of Registrant

On October 30th, 2021, 9A Technologies and Holdings, LLC, a non-affiliate of the registrant, acquired the aggregate controlling stake of the registrant of 556,625 common shares from Michel Atlidakis, additionally Michel Atlidakis has transferred the $105,156 USD owed to Michel Atlidakis by the registrant to the control entity 9A Technologies and Holdings, LLC pursuant to the July 1st, 2021, agreement between the parties.

9A Technologies and Holdings, LLC, and its principal owner and the control person Mr. Paras Shah, have officially took control of The Diamond Cartel, Inc., pursuant to July 1st, 2021, agreement, which was consummated on September 30th, 2021. Mr. Paras Shah has made his final payment to Mr. Atlidakis on September 30th, 2021, and the agreement went in full effect on October 7th, 2021.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On October 7th, 2021, Michel Atlidakis has resigned as officers and directors of the registrant.

On October 7th, 2021, Mr. Paras Shah has been appointed as a CEO, Officer and director of the Diamond Cartel, Inc.

Mr. Paras Shah is well educated with + 20yrs of professional experience and he comes from business family. Last 5yrs Mr. Shah has worked in financial (Fisher Investments, San Mateo, CA) and software (Nutanix, San Jose, CA) industry helping Sales team drive higher revenue quarter over quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2021,	THE DIAMOND CARTEL, INC.

	By:	/s/ Paras Shah
Paras Shah Principal Executive Officer